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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2007

JUNIPER PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51240	20-2278320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
56 West 45th Street, Suite 805, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:        (212) 398-3112

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On January 19, 2007, Juniper Partners Acquisition Corp. (‘‘Juniper’’) announced that Raymond Mason and Bert Getz, directly or through affiliates, purchased $6.5 million of Juniper’s Class B common stock. Mr. Mason, who will become Vice Chairman of Juniper’s Board of Directors upon completion of the Business Combination of Juniper and Firestone Communications, Inc. (‘‘Firestone’’), is the largest shareholder of Firestone and now the largest shareholder of Juniper. Mr. Getz, who purchased stock individually, is (Co-Chief Executive Officer) of Globe Corporation, which is also purchasing Class B common stock of Juniper. Mr. Getz, a significant shareholder and a Director of Firestone, will become a Director of Juniper upon completion of the Business Combination. A copy of the press release for such announcement is attached to this Report as Exhibit 99.1

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)            Exhibits:

Exhibit	Description
99.1	Press release of Juniper Partners Acquisition Corp. dated January 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2007
JUNIPER PARTNERS ACQUISITION CORP.
	By:	/s/ Stuart B. Rekant
Name: Stuart B. Rekant Title: Chairman and Chief Executive Officer